Exhibit 99.1

Educate, Inc. Announces Receipt of Proposal

From Management Group

BALTIMORE, September 25, 2006 - Educate, Inc. (NASDAQ: EEEE), a leading pre-K-12 education company delivering supplemental education services and products to students and their families, announced today that its Board of Directors received a nonbinding proposal from R. Christopher Hoehn-Saric, Chairman and Chief Executive Officer of the Company, Peter J. Cohen, President and Chief Operating Officer of the Company, and Christopher J. Paucek, President, Educate Products, of the Company, Sterling Capital Partners, LP, Sterling Capital Partners II, LP and certain limited partners and co-investors of Sterling Capital Partners, including Citigroup Private Equity, to acquire all of the outstanding shares of the Company for $8.00 per share in cash.

The Board of Directors of the Company will be reviewing this proposal. The Board of Directors cautions the Company’s shareholders and others considering trading in its securities that the Board of Directors has just received the proposal and no decisions have been made by the Board of Directors with respect to the Company’s response to the proposal. There can be no assurance that any agreement will be executed or that any transaction will be approved or consummated.

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About Educate, Inc.

Educate, Inc., (NASDAQ: EEEE) is a leading pre-K-12 education company delivering supplemental education services and products to students and their families. Educate’s consumer services business, Sylvan Learning Center, North America’s best-known and most trusted tutoring brand, operates the largest network of tutoring centers, providing supplemental, remedial and enrichment instruction. Its Educate Products business delivers educational products including the highly regarded Hooked on Phonics early reading, math and study skills programs. Catapult Learning, its school partnership business unit, is a leading provider of educational services to public and non-public schools. In its 25-year history, Educate has provided trusted, personalized instruction to millions of students, improving their academic achievement and helping them experience the joy of learning. More information on Educate, Inc. can be found at www.educate-inc.com.

Forward-looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements. The following factors might cause such a difference: the development and expansion of the Sylvan Learning franchise system; changes in the relationships among Sylvan Learning and its franchisees; the Company’s ability to effectively manage business growth; increased competition from other educational service providers; changes in laws and government policies and programs; changes in the acceptance of the Company’s services and products by institutional customers and consumers; changes in customer relationships; acceptance of new programs, services, and products by institutional customers and consumers; the seasonality of operating results; global economic conditions, including interest and currency rate fluctuations, and inflation rates. Additional information regarding these and other risk factors and uncertainties are set forth from time to time in the Company’s filings with the Securities and Exchange Commission, available for viewing on the Company’s website www.educate-inc.com. (To access this information on the Company’s website, click on “Investor Relations” and then “SEC Filings”.) All forward-looking statements are based on information available to the Company on the date of this Release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Rubenstein Associates

Marcia Horowitz

212 843 8014

Dan Brady

212 843 8292